Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Mahmoud Siddig
212-889-4350
mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS
PRELIMINARY FIRST QUARTER 2006 RESULTS
MEDIA, PA — April 18, 2006 — InfraSource Services, Inc. (NYSE:IFS) today announced that, after review of its financial results for the first quarter ended March 31, 2006, it now expects to report revenues of approximately $217 million and net income in the range of $0.05 to $0.06 per diluted share, above the upper end of previously announced guidance of revenues of $195 million and net income of $0.03 per diluted share.
Estimated net income for the first quarter 2006 includes option expense pursuant to SFAS 123R, expenses associated with the Company’s recent secondary offering of common stock, and amortization of intangible assets which total approximately $0.03 per diluted share.
David Helwig, President and Chief Executive Officer, said “We continue to see strength in our electric and telecommunications markets and improved performance in our natural gas unit. Our higher than expected revenue and earnings for the first quarter are a result of favorable weather in the Midwest and Northeast regions of the United States, increased customer demand for greater volumes of work, and operational improvements.”
InfraSource will provide the details of its financial results for the first quarter 2006 on or about May 3, 2006. The schedule for the Company’s first quarter 2006 earnings press release and conference call will be announced later this month.
About InfraSource
InfraSource Services, Inc. (NYSE:IFS) is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.

Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of known and unknown risks, uncertainties and other factors affecting our business that could cause our actual results to differ materially from those contemplated by the statements. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (4) our ability to attract and retain qualified personnel; (5) our ability to successfully bid for and perform large-scale project work; (6) work hindrance due to inclement weather events; (7) the award of new contracts and the timing of the performance of those contracts; (8) project delays or cancellations; (9) the failure to meet schedule or performance requirements of our contracts; (10) the uncertainty of implementation of the recently enacted federal energy legislation; (11) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (12) successful integration of acquisitions into our business; (13) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (14) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
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